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                                                                    Exhibit 99.7



                           CONSENT TO BE IDENTIFIED AS
                               A PROPOSED DIRECTOR




     I, Charles J. Peischl, Director of First Colonial Group, Inc. and Nazareth National Bank and Trust Company, a national bank, hereby consent to being identified as a proposed director of KNBT Bancorp, Inc. (the "Company") and Keystone Nazareth Bank & Trust Company in the Company's prospectus to be included in a registration statement on Form S-1.





                                          By:  /s/  Charles J. Peischl
                                               --------------------------------
                                               Charles J. Peischl

Dated: June 3, 2003